UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	October 15, 2021

LA-Z-BOY INCORPORATED
(Exact name of registrant as specified in its charter)

Michigan	1-9656	38-0751137
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

One La-Z-Boy Drive,	Monroe,	Michigan	48162-5138
(Address of principal executive offices)			(Zip Code)

Registrant's telephone number, including area code (734) 242-1444

N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	LZB	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 15, 2021, La-Z-Boy Incorporated (the “Company”) entered into a new five-year unsecured Credit Agreement with the lenders signatory thereto and Wells Fargo Bank, National Association, as Administrative Agent (the “Credit Agreement”). The Credit Agreement provides for a revolving credit facility (the “Credit Facility”) in an aggregate principal amount of $200 million, which includes a $50 million letter of credit sub-limit. Borrowings under the Credit Facility may be used by the Company for general corporate purposes and working capital. The Credit Agreement provides that the Borrower may increase the size of the facility, either in the form of additional revolving commitments or new term loans, subject to the discretion of each lender to participate in such increase, up to an additional amount of $100 million. The Credit Facility will mature on October 15, 2026 and provides the Company with the right to request that the lenders extend the maturity date for two additional periods of one year each, subject to customary conditions. As of the effective date of the Credit Agreement, there were no borrowings outstanding thereunder.

The Credit Agreement replaces that certain Second Amended and Restated Credit Agreement, dated as of December 19, 2017 (as amended, the “Existing Credit Agreement”), among the Company, as borrower, certain subsidiaries of the Company party thereto, as borrowers or guarantors, the lenders party thereto from time to time and Wells Fargo Capital Finance, LLC, as administrative agent. In connection therewith, on October 15, 2021, the Existing Credit Agreement was terminated and is no longer in effect.

Interest on outstanding indebtedness under the Credit Facility accrues at a rate equal to, at the Company’s option, (A) the highest of (i) Wells Fargo Bank, National Association’s prime rate, (ii) the federal funds rate plus 0.50% and (iii) except when LIBOR is unavailable, LIBOR plus 1.00%; plus an applicable margin based upon the Company’s consolidated net lease adjusted leverage ratio from time to time; or (B) if available, LIBOR plus an applicable margin based upon the Company’s consolidated net lease adjusted leverage ratio from time to time. The Credit Agreement includes customary LIBOR replacement language.

The Credit Facility requires compliance with conditions precedent that must be satisfied prior to any borrowing as well as ongoing compliance with certain affirmative and negative covenants to which the Company and certain of its wholly owned subsidiaries must adhere.

The affirmative covenants include, but are not limited to: maintenance of existence; insurance; accounting methods and financial records; payment of taxes; compliance with laws; visits and inspections; additional guarantors; and use of proceeds.

The negative covenants include, but are not limited to, restrictions on the ability of the Company and its subsidiaries to: create, incur, assume or suffer to exist indebtedness except in certain circumstances; create, incur, assume or suffer to exist liens on properties except in certain circumstances; make or pay dividends or distributions on the Company’s stock except in certain circumstances; merge, liquidate, dissolve or dispose of substantially all of its assets subject to certain ordinary course and other exceptions; and transact with any affiliate except on arm’s length terms and other exceptions.

In addition, the Company is obligated to maintain (i) a consolidated net lease adjusted leverage ratio not greater than 3.50 to 1.00 (which may increase to 3.75 to 1.00 for four consecutive fiscal quarters upon the consummation of certain material acquisitions); and (ii) a consolidated fixed charge coverage ratio equal to or greater than 1.75 to 1.00; both as calculated in accordance with the terms and definitions determining such ratios contained in the Credit Agreement (together, the “Financial Covenants”). The Credit Agreement also contains various information and reporting requirements.

The Credit Agreement also contains customary events of default, including, but not limited to, a cross-default to certain other debt, breaches of representations and warranties, change in control events and breaches of covenants.

The obligations under the Credit Agreement are required to be guaranteed by certain of the Company’s wholly owned domestic subsidiaries (other than certain immaterial subsidiaries).

The lenders under the Credit Agreement and their affiliates have provided and may, from time to time, continue to provide investment banking, financial advisory and other services to the Company, for which they have received customary fees and reimbursement of expenses, and for which they expect to receive customary fees and reimbursement of expenses, respectively.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference. Capitalized terms not defined herein shall have the meanings assigned to them in the Credit Agreement.

Item 1.02 Termination of a Material Definitive Agreement.

The information set forth above under Item 1.01 is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is incorporated herein by reference.

Item 3.03 Material Modification to Rights of Security Holders.

The Credit Agreement described under Item 1.01 allows the Company to pay dividends, repurchase its shares and make certain other distributions from time to time, so long as at the time of such dividend, repurchase or distribution, the Company is not in Default (and no Default or Event of Default would result from paying the dividend, repurchasing the shares or making the distribution) and it would be in compliance with the Financial Covenants (as of the date specified in the Credit Agreement). Currently, the Credit Agreement would not prohibit the Company from paying dividends. The future payment of dividends is within the discretion of our Board of Directors and will depend upon, among other factors, our earnings, capital requirements, and operating and financial condition, as well as the Financial Covenants under the Credit Agreement.

Item 9.01  Financial Statements and Exhibits.
    (d)        The following exhibits are furnished as part of this report:

Description
4.1	Credit Agreement dated as of October 15, 2021, among La-Z-Boy Incorporated, the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LA-Z-BOY INCORPORATED
(Registrant)

Date: October 15, 2021

BY: /s/ Jennifer L. McCurry
Jennifer L. McCurry Vice President, Corporate Controller and Chief Accounting Officer